Exhibit 10.13

AGREEMENT

THIS AGREEMENT, dated March 31, 2009, between ZipGlobal Holdings, Inc. (the “Company”) and Beasley Holdings Limited (the “Buyer”)

WHEREAS, on November 29, 2005, the Company and Beasley Holdings Limited (“Beasley”) entered into a share exchange agreement whereby Beasley became a wholly-owned subsidiary of the Company.

WHEREAS, on March 31, 2009, the Company owes the Buyer an aggregate sum of $329,768.

WHEREAS, Michael C. Lee, the President, CEO and a Director of the Company, owns 2,510,240 shares of common stock of the Company which constitutes 13.31% of the issued and outstanding shares of the Company.

WHEREAS, Zhong Hua Li, the Chairman owns 3,330,746 shares of common stock of the Company which constitutes 19.38% of the issued and outstanding shares of the Company.

WHEREAS, Hio Tong Ieong, the Head of Asian Marketing and Sales of the Company, owns 4,207,746 shares of common stock of the Company which constitutes 21.94% of the issued and outstanding shares of the Company.

WHEREAS, Messrs. Lee, Li and Ieong (collectively, the “Sellers”) collectively own 55.10% of the issued and outstanding shares of the Company.

WHEREAS, the Sellers and the Company deem it in the best interest of the Company to sell Beasley to the Buyer.

WHEREAS, the Sellers agree to sell 100% of Beasley to the Buyer as permitted under Section 271(a) of the Delaware Corporation Law.

WHEREAS, the Company agrees to sell all of the issued and outstanding shares of Beasley to the Buyer in consideration of the Buyer forgiving all of the monies owed by the Company to the Buyer.

NOW THEREFORE, in consideration of the Buyer forgiving the indebtedness owed the Buyer by the Company and the representations, warranties and covenants stated herein, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follow.

1.	The Company and the Sellers hereby agree to sell 100% of the issued and outstanding shares of Beasley to the Buyer on the Closing Date.

2.
The Buyer hereby agrees to purchase 100% of the issued and outstanding shares of Beasley from the Company in consideration of the Buyer forgiving the Seller of all of the monies owed him by the Company.

3.	The parties herein confirm that the effective date of the transactions contemplated hereby was March 31, 2009 (the “Closing Date”) and such agreement is herein reduced to writing.

4.	The Company represents and warrants that it is a Delaware corporation in good standing.

5.	The Company represents and warrants that the Company is authorized to enter into this Agreement and to consummate the transactions contemplated hereby.

6.	The Company hereby represents and warrants that it owns 100% of the issued and outstanding securities of the Company.

7.
The Company hereby warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict or contravene any agreement of the Company or Beasley.

8.	The Buyer represents and warrants that he is authorized to enter into this Agreement.

9.	The Company and the Buyer covenant to take any and all necessary steps to consummate the transactions contemplated by this Agreement.

10.	Upon the execution of this Agreement, the Buyer herein releases any and all claims, indebtedness and liabilities owed by the Company and Sellers to the Buyer.

11.	Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

12.
Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Michael C. Lee
99 Derby Street
Suite 200
Hingham, Massachusetts 02043
Telephone: (781) 556-1062

If to the Buyer:

Hio Tong Ieong
Flate A 13/F
Delightful Mansion
54-50 Fort St.
North Point Hong Kong

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

13.
GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN DELWARE WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

14.	None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the terms granted to the parties in this Agreement unless mutually agreed to.

15.
Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successor and assigns, any rights or remedies under or by reason of this Agreement.

16.
AS A MATERIAL INDUCEMENT FOR THE BUYER AND SELLER TO ENTER INTO THIS AGREMENT, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

17.
This Agreement (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

18.	This Agreement may be signed via facsimile and in counterpart which taken together will be considered a duly and fully executed Agreement.

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IN WITNESS WHEREOF, this Agreement is hereby executed by the undersigned as of the date hereof.

THE COMPANY:

/s/ Michael C. Lee
Name: Michael C. Lee

Title: President, CEO and Director

THE BUYER:

/s/ Hio Tong Ieong
Name: Hio Tong Ieong